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EXHIBIT 10.1

                    SALE OF ACCOUNTS AND SECURITY AGREEMENT


Date: October 24, 2008.

I/OMAGIC CORPORATION ("Seller")

Seller and Rexford Funding, LLC, a Delaware Limited Liability Company ("Factor" or "Purchaser"), hereby agree to the terms and conditions set forth in this Accounts Purchase and Security Agreement ("Agreement"):

Section 1.1 Definitions. For the purposes of this Agreement and unless defined otherwise herein, all terms used shall have the meanings assigned to them on Exhibit "1.1."

Section 1.2 Other Referential Provisions.

         (a) Except as otherwise expressly provided herein, all accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under GAAP including, without limitation, applicable statements and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees.

         (b) All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

         (d) Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, sub clauses, Schedules or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause or sub clause of, or Schedule or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of, or to schedules or exhibits to, another document or instrument.

         (e) Each definition of a document in this Agreement shall include such document as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

         (f) Except where specifically restricted, reference to a party to this Agreement includes that party and its successors and assigns.

         (g) All capitalized terms in this Agreement shall have the meanings given those terms in the UCC.

         Section 1.3 Exhibits and Schedules. All Exhibits and Schedules attached hereto are by reference made a part hereof.

Section 2. Purchase & Sale of Accounts.

         (a) Seller hereby offers to sell, assign, transfer, convey and deliver to Factor, as absolute owner, in accordance with the procedure detailed herein, all of Seller's right, title and interest in and to Seller's Accounts.

         (b) All Accounts shall be submitted to Factor on a Schedule of Accounts Sold/Bill of Sale listing each Account separately. The Schedule of Accounts Sold/Bill of Sale shall be in the form attached hereto as Exhibit "2(b)," or in such other form as required by Factor, and shall be signed by a person acting or purporting to act on behalf of Seller. At the time the Schedule of Accounts Sold/Bill of Sale is presented, Seller shall also deliver to Factor one copy of an invoice for each Account together with evidence of shipment, furnishing and/or delivery of the Goods or rendition of service(s). All invoices shall plainly state on their face the amounts payable hereunder are payable to Factor at the remittance address set forth below.

         (c) Any and all Purchased Accounts shall be purchased on a Full Recourse basis.

         (d) Factor shall have no liability of any kind for exercising or failing to exercise any rights or remedies Factor may have under this Agreement or otherwise. In the event Factor declines to purchase or make advances against Accounts owing from a Customer and in advising Seller of such decline Factor


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furnishes Seller with information as to the credit standing of the Customer, such information shall be deemed to have been requested of Factor by Seller and Factor's advice containing such information is recognized as a privileged communication. Seller agrees that such information shall not be given to Seller's Customer or to Seller's sales representative(s). Factor shall have the right to charge back to Seller's Reserve Account the amount of such Full Recourse Receivables at any time and from time to time either before or after their maturity. Seller agrees to pay Factor upon demand the full amount thereof, together with all expenses incurred by Factor up to the date of such payment, including reasonable attorney's fees in attempting to collect or enforce such payment or payment of such Account(s)s

Section 3. Purchase Price and Commissions.

         (a) The purchase price that Factor shall pay to Seller for each Purchased Account shall equal the Net Invoice Amount thereof less Factor's factoring commission, as specified below. No discount, credit, allowance or deduction with respect to any Purchased Account, except for those incurred in the ordinary course of business with respect to no more than fifteen percent (15%) of purchased Accounts or unless shown on the face of an invoice, shall be granted or approved by Seller to any Customer without Factor's prior written consent.

         (b) The purchase price (as computed above), less (i) any Required Reserve Amount or credit balance that Factor, in Factor's sole discretion, determines to hold, (ii) moneys remitted, paid, or otherwise advanced by Factor to or on behalf of Seller (including any amounts which Seller may reasonably be obligated to pay in the future), and (iii) any other charges provided for by this Agreement, shall be payable by Seller to Factor on the Date of Collection. To the extent that Factor has sufficient collected funds to cover the charges provided for by this Agreement, Factor shall use the available collected funds to offset these charges.

         (c) Factor shall be entitled to withhold a Required Reserve Amount, and may revise the Required Reserve Account or Reserve Percentage at any time and from time to time if Factor deems it necessary to do so in order to protect Factor's interests. In no event shall Seller permit a Reserve Shortfall to occur. Factor may charge against the Required Reserve Account any amount for which Seller may be obligated to Factor at any time, whether under the terms of this Agreement, or otherwise, including but not limited to the repayment of any over advance, any damages suffered by Factor as a result of Seller's breach of any provision of Section 4 hereof (whether intentional or unintentional), any adjustments due and any attorneys' fees, costs and disbursements due. Seller recognizes that the Required Reserve Account may, to the extent Purchased Accounts remain uncollected, represent bookkeeping entries only and not cash funds. It is further agreed that with respect to the balance in the Required Reserve Account, Factor is authorized to withhold, without giving prior notice to Seller, such payments and credits otherwise due to Seller under the terms of this Agreement for reasonably anticipated claims or to adequately satisfy reasonably anticipated obligation(s) Seller may owe Factor. If an Event of Default has occurred and is continuing, or, in the event Seller shall cease selling Accounts to Factor, Factor shall be under no obligation to pay the amount in the Required Reserve Account until Factor has determined, in its sole discretion, that it will make no further efforts to collect any Accounts and all sums due Factor hereunder have been paid.

         (d) In Factor's sole discretion, in accordance with the terms of this Agreement, Factor may from time to time advance to Seller against the purchase price of Purchased Accounts purchased by Factor hereunder, sums up to seventy five percent (75%); except Staples which shall be sums up to sixty percent (60%), of the aggregate purchase price of Purchased Accounts outstanding at the time any such advance is made, less: (1) Any such Purchased Accounts that are in dispute; (2) any such Purchased Accounts that Factor, in its sole discretion, deems are owing from a Customer that is not credit worthy; (3) any such Purchased Accounts that are unpaid in excess of sixty (60) days past the due date as specified on the original invoice; (4) any such Purchased Accounts that are owing from a Customer for which the amount of Accounts that are unpaid in excess of sixty (60) days past the due date as specified on the original invoice is equal to or greater than twenty-five percent (25%) of the total amount of all Accounts owing from that Customer; (5) any such Purchased Accounts which Factor, in its sole discretion, deems to be ineligible; and (6) any fees, actual or estimated, that are chargeable to the Reserve Account. Any advance shall be payable on demand.

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         (e) For Factor's services hereunder, Seller shall pay and Factor shall be entitled to receive a factoring commission equal to thirty three one thousandths of one percent (.033%) of the gross invoice amount of each Purchased Account, which commission shall be due and payable to Factor on the date such Purchased Account arises; plus, for any Purchased Account which remains unpaid in excess of one (1) day from invoice date, an additional thirty three thousandths of one percent (.033%) for each one (1) day period or portion thereof thereafter until the Purchased Account is paid or charged back by Factor, in its sole discretion. Factoring commissions shall be chargeable to Seller's Required Reserve Amount.

         (f) Factor will charge seller a collection clearance charge on all cash collections equal to five (5) business days, multiplied by the Interest Rate. All clearance charges shall be chargeable to Seller's Required Reserve Amount.

         (g) Factor will charge Seller interest on outstanding Advances at the annualized Interest Rate. Interest charges shall be chargeable to Seller's Required Reserve Amount.

         (h) Factor's commission is based upon Seller's maximum selling terms of net seventy five (75) days, and Seller will not grant additional dating to any customer without Factor's prior written approval. If and when such extended terms or additional dating are given to Seller's customers, Factor's commission with respect to the Purchased Accounts represented thereby shall be increased by one half of one percent (0.5%) for each 30 days, or portion thereof, of extended or additional dating.

         (i) IT IS THE INTENTION OF THE PARTIES HERETO THAT AS TO ALL PURCHASED ACCOUNTS, THE TRANSACTIONS CONTEMPLATED HEREBY SHALL CONSTITUTE A TRUE PURCHASE AND SALE OF ACCOUNT(S) UNDER SECTION 9-318 OF THE UCC AND AS SUCH, THE SELLER SHALL HAVE NO LEGAL OR EQUITABLE INTEREST IN THE ACCOUNTS SOLD. NEVERTHELESS, IN THE EVENT ANY PORTION OF THIS TRANSACTION IS CHARACTERIZED AS A LOAN, THE PARTIES HERETO INTEND TO CONTRACT IN STRICT COMPLIANCE WITH APPLICABLE USURY LAW FROM TIME TO TIME IN EFFECT. IN FURTHERANCE THEREOF SUCH PARTIES STIPULATE AND AGREE THAT NONE OF THE TERMS AND PROVISIONS CONTAINED IN THIS AGREEMENT SHALL EVER BE CONSTRUED TO CREATE A CONTRACT TO PAY, FOR THE USE, FORBEARANCE OR DETENTION OF MONEY, INTEREST IN EXCESS OF THE MAXIMUM RATE (AS HEREINAFTER DEFINED) FROM TIME TO TIME IN EFFECT. NEITHER SELLER, ANY PRESENT OR FUTURE GUARANTOR OR ANY OTHER PERSON HEREAFTER BECOMING LIABLE FOR THE PAYMENT OF THE ADVANCES, SHALL EVER BE LIABLE FOR ANY OBLIGATION THAT MAY BE CHARACTERIZED AS UNEARNED INTEREST THEREON OR SHALL EVER BE REQUIRED TO PAY ANY OBLIGATION THAT MAY BE CHARACTERIZED AS INTEREST THEREON IN EXCESS OF THE MAXIMUM AMOUNT THAT MAY BE LAWFULLY CHARGED UNDER APPLICABLE LAW FROM TIME TO TIME IN EFFECT, AND THE PROVISIONS OF THIS SECTION SHALL CONTROL OVER ALL OTHER PROVISIONS OF THIS AGREEMENT WHICH MAY BE IN CONFLICT THEREWITH. IF ANY INDEBTEDNESS OR OBLIGATION OWED BY SELLER HEREUNDER IS DETERMINED TO BE IN EXCESS OF THE LEGAL MAXIMUM, OR FACTOR SHALL OTHERWISE COLLECT MONEYS WHICH ARE DETERMINED TO CONSTITUTE INTEREST WHICH WOULD OTHERWISE INCREASE THE INTEREST ON ALL OR ANY PART OF SUCH OBLIGATIONS TO AN AMOUNT IN EXCESS OF THAT PERMITTED TO BE CHARGED BY APPLICABLE LAW THEN IN EFFECT, THEN ALL SUCH SUMS DETERMINED TO CONSTITUTE INTEREST IN EXCESS OF SUCH LEGAL LIMIT SHALL, WITHOUT PENALTY, BE PROMPTLY APPLIED TO REDUCE THE THEN OUTSTANDING OBLIGATIONS OR, AT FACTOR'S OPTION, RETURNED TO SELLER OR THE OTHER PAYOR THEREOF UPON SUCH DETERMINATION. IF AT ANY TIME THE RATE AT WHICH INTEREST IS PAYABLE HEREUNDER EXCEEDS THE MAXIMUM RATE, THE AMOUNT OUTSTANDING HEREUNDER SHALL CEASE BEARING INTEREST UNTIL SUCH TIME AS THE TOTAL AMOUNT OF INTEREST ACCRUED HEREUNDER EQUALS (BUT DOES NOT EXCEED) THE MAXIMUM RATE APPLICABLE HERETO. AS USED IN THIS SECTION, THE TERM "APPLICABLE LAW" MEANS THE LAWS OF THE

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STATE OF ARIZONA OR, IF DIFFERENT, THE LAWS OF THE STATE OR TERRITORY IN WHICH
THE SELLER RESIDES, WHICHEVER LAW ALLOWS THE GREATER RATE OF INTEREST, AS SUCH LAWS NOW EXIST OR MAY BE CHANGED OR AMENDED OR COME INTO EFFECT IN THE FUTURE AND THE TERM "MAXIMUM RATE" MEANS THE MAXIMUM NONUSURIOUS RATE OF INTEREST THAT FACTOR IS PERMITTED UNDER APPLICABLE LAW TO CONTRACT FOR, TAKE, CHARGE OR RECEIVE WITH RESPECT TO THE ADVANCES.

         (j) Transfer. Upon Factor's acceptance of each Purchased Account, Factor shall be the sole owner and holder of such Purchased Account. Seller hereby sells, transfers, conveys and assigns to Factor all of its right, title and interest in and to each Purchased Account effective at the time of acceptance thereof by Factor. Seller agrees to execute and deliver to each Account Debtor obligated under an Account and/or a Purchased Account such written notice of sale of the Purchased Account as Factor may request.

         (k) Accounting Information. Factor shall provide Seller with information on the Purchased Accounts and a monthly reconciliation of the factoring relationship relating to billing, collection and account maintenance such as aging, posting, error resolution and mailing of statements, as of the last day of each month. All of the foregoing shall be in a format and in such detail, as Factor, in its sole discretion, deems appropriate. Factor's books and records shall be admissible in evidence without objection as prima facie evidence of the status of the Purchased and non-purchased Accounts and Required Reserve Account between Factor and Seller. Each statement, report, or accounting rendered or issued by Factor to Seller shall be deemed conclusively accurate and binding on Seller unless within fifteen (15) days after the date of issuance Seller notifies Factor to the contrary by registered or certified mail, setting forth with specificity the reasons why Seller believes such statement, report, or accounting is inaccurate, as well as what Seller believes to be correct amount(s) therefore. Seller's failure to receive any monthly statement shall not relieve it of the responsibility to request such statement and Seller's failure to do so shall nonetheless bind Seller to whatever Factor's records would have reported.

Section 4. Seller's Representations and Covenants. Seller, as well as each of Seller's principals, represent, warrant and covenant to Factor that:

         (a) Seller is either a corporation, limited liability company, limited partnership or other form of Registered Organization, is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and is qualified and authorized to do business and is in good standing in all states in which such qualification and good standing are necessary or desirable.

         (b) The execution, delivery and performance by Seller of this Agreement does not and will not constitute a violation of any applicable law, violation of Seller's articles of incorporation or organization or bylaws or any material breach of any other document, agreement or instrument to which Seller is a party or by which Seller is bound.

         (c) The Agreement is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms.

         (d) Immediately prior to the execution and at the time of delivery of each Schedule of Account, Seller is the sole owner and holder of each of the Account described thereon and that upon Factor's acceptance of each Purchased Account; it shall become the sole owner and holder of such Purchased Account(s).

         (e) No Purchased Account shall have been previously sold or transferred or be subject to any lien, encumbrance, security interest or other claim of any kind of nature. Seller will not factor, sell, transfer, pledge or give a security interest in any of its Accounts to anyone other than Factor. There are no financing statements now on file in any public office covering any Collateral of Seller of any kind, real or personal, in which Seller is named in or has signed as the debtor, except the financing statement or statements filed or to be filed in respect of this Agreement or those statements now on file that have been disclosed in writing by Seller to Factor as reflected on the attached
Exhibit 4(e). Seller will not execute any financing statement in favor of any other Person, except Factor, during the Term of this agreement.

         (f) The amount of each Purchased Account is due and owing to Seller and represents an accurate statement of a bona fide sale, delivery and acceptance of

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Goods or performance of service by Seller to or for an Account Debtor. The terms for payment of Purchased Accounts are not more than sixty (60) days from receipt of goods and the payment of such Purchased Accounts is not contingent upon the fulfillment by Seller of any further performance of any nature whatsoever. Each Account Debtor's business is solvent to the best of Seller's knowledge.

         (g) There are and shall be no set-offs, allowances, discounts, deductions, counterclaims, or disputes with respect to any Purchased Account, either at the time it is accepted by Factor for Factor or prior to the date it is to be paid, other than sales promotions and offsets that shall be disclosed to Factor prior to the purchase of any Account that would be potentially affected by such offset.. Seller shall inform Factor, in writing, immediately upon learning that there exists any Account, which is subject to a potential offset. Seller shall accept no returns and shall grant no allowance or credit to any Account Debtor in an amount greater than fifteen percent (15%) of total value of all Accounts then outstanding without notice to and the prior written approval of Factor. Seller shall provide to Factor for each Account Debtor who is indebted on a Purchased Account that has been purchased, a weekly report in a form and substance satisfactory to Factor itemizing all such returns and allowances made during the previous week with respect such Purchased Accounts and at Factor's option a check (or wire transfer) payable or additional collateral to Factor for the amount thereof or in Factor's sole and exclusive discretion, Factor may accept the issuance of a Credit Memo and apply same to Seller's Required Reserve Account.

         (h) Seller's address, as set forth in any Application submitted to Factor, is Seller's mailing address, its chief executive office, principal place of business and the office where all of the books and records concerning the Purchased Accounts are maintained which shall not be changed without giving thirty (30) days prior written notice to Factor.

         (i) Seller shall maintain its books and records in accordance with GAAP and shall reflect on its books the absolute sale of the Purchased Accounts to Factor. Seller shall furnish Factor, upon request, such information and statements, as Factor shall request from time to time regarding Seller's business affairs, financial condition and results of its operations. Without limiting the generality of the foregoing, Seller shall provide Factor, on or prior to the 30- day of each month, unaudited financial statements with respect to the prior month and, within ninety (90) days after the end of each of Seller's fiscal years, annual financial statements and such certificates relating to the foregoing as Factor may request including, without limitation, a monthly certificate from the president and chief financial officer of Seller stating whether any Events of Default have occurred and stating in detail the nature of the Events of Default. Seller will furnish to Factor upon request a current listing of all open and unpaid accounts payable and Accounts, and such other items of information that Factor may deem necessary or appropriate from time to time, unless such request would be an unreasonable burden to Seller.. Unless otherwise expressly provided herein or unless Factor otherwise consents, all financial statements and reports furnished to Factor hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP, consistently applied.

         (j) Seller has paid and will pay all taxes and governmental charges imposed with respect to sale of Goods and furnish to Factor upon request satisfactory proof of payment and compliance with all federal, state and local tax requirements.

         (k) Seller will promptly notify Factor of (i) the filing of any lawsuit against Seller involving amounts greater than $10,000.00, and (ii) any attachment or any other legal process levied against Seller.

         (1) To the best of Seller's knowledge, the Application made or delivered by or on behalf of Seller in connection with this Agreement, and the statements made therein are true and correct at the time that this Agreement is executed. There is no fact which Seller has not disclosed to Factor in writing which could materially adversely affect the properties, business or financial condition of Seller, or any of the Purchased Accounts or Collateral, or which is necessary to disclose in order to keep the foregoing representations and warranties from being misleading.

         (m) The Statement of Authorized Signatures for Sale/Assignment of Accounts, the form of which is annexed as Exhibit 4(m) and any change in the persons so authorized shall be given to factor not less than fifteen (15) days prior to such change.

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         (n) In no event shall the funds paid to Seller hereunder be used directly or indirectly for personal, family, household or agricultural purposes.

         (o) Seller does business under no trade or assumed names except as indicated below: N/A

         (p) Any invoice or written communication that is issued by Seller to Factor by facsimile transmission is a duplicate of the original.

         (q) Any electronic communication of data, whether by e-mail, tape, disk, or otherwise, Seller remits or causes to be remitted to Factor shall be authentic and genuine.

Section 5. Notice of Purchase. Seller shall authorize to Factor to file at such times and places as Factor may designate such financing statements, continuations and amendments thereto as are necessary or desirable to give notice of Factor's purchase of the Purchased Accounts under the UCC in effect in any applicable jurisdiction and Factor's security interest in Seller's Collateral as provided in Section 6 below.

Section 6. Collateral. In order to secure the payment of all indebtedness and obligations of Seller to Factor, in addition to the sale of Purchased Accounts, Seller hereby grants to Factor a Security Interest in and lien upon all of Seller's right, title and interest in and to all of Seller's Collateral. Seller agrees to comply with all appropriate laws in order to perfect Factor's security interest in and to the Collateral and to execute such documents as Factor may, from time to time, require and to deliver to Factor a list of all locations of its Inventory, Equipment and Goods. Seller shall provide written notice to Factor of any change in the locations at which it keeps its Inventory, Equipment and Goods at least thirty (30) days prior to any such change. The occurrence of any Event of Default shall entitle Factor to all of the default rights and remedies (without limiting the other rights and remedies exercisable by Factor either prior or subsequent to an Event of Default) as available to a Secured Party under the UCC in effect in any applicable jurisdiction.

Section 7. Collection.

         (a) Seller shall notify all Account Debtors for those Accounts purchased by Factor and take other necessary or appropriate means to insure that such purchased Accounts, shall be paid directly to Factor at a remittance address designated by Factor. Factor shall have the right at any time to notify any or all Account Debtors for which factor has purchased Accounts of the assignment to Factor and to direct such Account Debtors to make payment of all amounts due or to become due directly to Factor. In an Event of Default, factor shall have the right at any time, and without notice to Seller, to notify any or all Account Debtors of the assignment to Factor and to direct such Account Debtors to make payment of all amounts due or to become due to Seller directly to Factor. As to any Account proceeds that do not represent Purchased Accounts and are not allocated to the Reserve Account, and so long as Seller is not in default, Factor shall be deemed to have received any such proceeds of Accounts as a pure pass-through for and on account of Seller.

         (b) Factor, as the sole and absolute owner of the Purchased Accounts, shall have the sole and exclusive power and authority to collect each such Purchased Account, through legal action or otherwise, and Factor may, in its sole discretion, settle, compromise, or assign (in whole or in part) any of such Purchased Accounts, or otherwise exercise, to the maximum extent permitted by applicable law, any other right now existing or hereafter arising with respect to any of such Purchased Accounts. If Seller receives payment of all or any portion of any of such Purchased Accounts or any other Account, Seller shall notify Factor immediately and shall hold all checks and other instruments so received in trust for Factor and shall deliver to Factor such checks and other instruments without delay.

Section 8. Payments Received by Seller. Should Seller receive payment of all or any portion of any Purchased Account, Seller shall immediately notify Factor of the receipt of the payment, hold said payment in trust for Factor separate and apart from Seller's own property and funds, and shall deliver said payment to Factor without delay in the identical form in which received. Should Seller receive any check or other payment instrument with respect to a Purchased Account or after default any Account and fail to surrender and deliver to Factor said check or payment instrument within two (2) business days after notice from

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Seller's bank that said check has cleared,, Factor shall be entitled to charge
Seller a Misdirected Payment Fee to compensate Factor for the additional administrative expenses that the parties acknowledge is likely to be incurred as a result of such breach. In the event any Goods, the sale of which gave rise to a Purchased Account, are returned to or repossessed by Seller, such Goods shall be held by Seller in trust for Factor, separate and apart from Seller's own property and subject to Factor's sole direction and control.

Section 9. Power of Attorney. Seller grants to Factor an irrevocable power of attorney authorizing and permitting Factor, at its option, with or without notice to Seller to do any or all of the following:

         (a) Endorse the name of Seller on any checks or other evidences of payment whatsoever that may come into the possession of Factor regarding Purchased Accounts or Collateral, including checks received by Factor pursuant to Section 7 hereof;

         (b) Receive, open and dispose of any mail addressed to Seller, provided that Factor shall forward any mail to Seller that does not pertain to purchased Accounts or Factor's Collateral,, and put Factor's address on any statements mailed to Account Debtors;

         (c) Pay, settle, compromise, prosecute or defend any action, claim, conditional waiver and release, or proceeding relating to Purchased Accounts or Collateral;

         (d) Five (5) days after the occurrence of an Event of Default, or immediately upon confirming that Seller has ceased business operations, notify in the name of the Seller, the U.S. Post Office to change the address for delivery of mail addressed to Seller to such address as Factor may designate, however, Factor shall turn over to Seller all such mail not relating to Purchased Accounts or Collateral;

         (e) File any financing statement deemed necessary or appropriate by Factor to protect Factor's interest in and to the Purchased Accounts or Collateral, or under any provision of this Agreement;

         (f) Effect debits to any Demand Deposit or other account that Seller maintains at any Bank for any sums due to or from the Seller under this Agreement;

         (g) demand, in the Client's name, that any bank that does business with Client confirm the existence of any Control Agreement;

         (h) request in the Client's name, any tax or information return, declaration of estimated tax, or claim for refund, and any amendment or supplement thereto, including supporting schedules, attachments or lists which are supplemental to, or a part of, the return filed, with irrevocable authority, which authority shall be deemed duly designated by the Client's board of directors by resolution and as attorney-in-fact as authorized by Title 26 of the United States Code; and

         (i) to do all other things necessary and proper in order to carry out this Agreement. The authority granted to Factor herein is irrevocable until this Agreement is terminated and all Obligations are fully satisfied.

Section 10. Default and Remedies. An Event of Default shall be deemed to have occurred hereunder and Factor may immediately exercise its rights and remedies with respect to the Purchased Accounts and the Collateral under this Agreement, upon the happening of one or more of the following:

         (a) Seller shall fail to pay as and when due any amount owed to Factor;

         (b) There shall be commenced by or against Seller any voluntary or involuntary case under the Federal Bankruptcy Code, or any assignment for the benefit of creditors, or appointment of a receiver or custodian;

         (c) Seller shall become insolvent in that its debts are greater than the fair value of its assets, or Seller is generally not paying its debts as they become due;

         (d) Any involuntary lien, garnishment, attachment or the like shall be issued against or shall attach to the Purchased Accounts, the Collateral or any portion thereof and the same is not released within ten (10) days;

         (e) Seller suffers the entry against it for a final judgment for the payment of money in excess of $10,000.00, other than such judgments or settlements identified on Schedule 10 herewith, unless the same is discharged within thirty (30) days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such periods and a stay of execution pending such appeal is obtained;

         (f) Seller shall breach any covenant, warranty or representation set forth herein or same shall be untrue when made;

         (g) Any report, certificate, schedule, financial statement, profit and loss statement or other statement furnished by Seller, or by any other person on behalf of Seller, to Factor is not true and correct in any material respect;

         (h) Seller shall have a federal or state tax lien filed against any of its properties, or shall fail to pay any federal or state tax when due, or shall fail to file any federal or state tax form as and when due;

         (i) A material adverse change shall have occurred in Seller's financial conditions, business or operations; or

         (j) A change in ownership occurs with respect to twenty five percent (25%) or more of Seller's capital stock. Upon an Event of Default, all obligations due Factor shall become immediately due and owing and Factor shall be entitled to any form of equitable relief that may be appropriate without having to establish any inadequate remedy at law or other grounds other than to establish that its Collateral is subject to being improperly used, moved,


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dissipated or withheld from Factor. Factor shall be entitled to freeze, debit and/or effect a set-off against any fund or account Seller may maintain with any Bank. In the event Factor deems it necessary to seek equitable relief, including, but not limited to, injunctive or receivership remedies, as a result of and Event of Default, Seller waives any requirement that Factor post or otherwise obtain or procure any bond. Alternatively, in the event Factor, in its sole and exclusive discretion, desires to procure and post a bond, Factor may procure and file with the court a bond in an amount up to and not greater than $10,000.00 notwithstanding any common or statutory law requirement to the contrary. Upon Factor's posting of such bond it shall be entitled to all benefits as if such bond was posted in compliance with state law. Seller also waives any right it may be entitled to, including an award of attorney's fees or costs, in the event any equitable relief sought by and awarded to Factor is thereafter, for whatever reason(s), vacated, dissolved or reversed. All post-judgment interest shall bear interest at either the contract rate, 18% per annum or such higher rate as may be allowed by law.

Upon an Event of Default, all of Seller's rights of access to any online, internet services that Purchaser makes available to Seller, shall be provisional pending Seller's curing of all such Events of Default. During such period of time, Purchaser may limit or terminate Seller's access to Purchaser's online services. Seller acknowledges that the information Purchaser makes available to Seller constitutes and satisfies any duty to respond to a Request for an Accounting or Request regarding a Statement of Account that is referenced in
Section 9-210 of the UCC.

After an Event of default, the Parties acknowledge that it shall be presumed commercially reasonable and Purchaser shall have no duty to undertake to collect any Account or Account Purchased including those in which Purchaser receives information from an Account Debtor that a Dispute exists. Furthermore, in the event Purchaser undertakes to collect from or enforce an obligation of an Account Debtor or other person obligated on Collateral and ascertains that the possibility of collection is outweighed by the likely costs and expenses that will be incurred, Purchaser may at any such time cease any further collection efforts and such action shall be considered commercially reasonable. Before Seller may, under any circumstances, seek to hold Purchaser responsible for taking any uncommercially reasonable action, Seller shall be required to first notify Purchaser, in writing, of all reasons why Seller believes Purchaser has acted in any uncommercially reasonable manner and advise Purchaser of the action that Seller believes Purchaser should take.

Seller's sole remedy for any breach alleged to have been committed by Purchaser of any obligation or duty owed under the Agreement, any other agreement between Seller and Purchaser or any duty or obligation arising out of or related to this Agreement shall be limited to any amount in the Reserve Account at the time notice of such breach is first given to Purchaser, in writing. Under no circumstances shall Purchaser be liable for any incidental, special or consequential damages, including, but not limited to, loss of goodwill, loss of profit, or any other losses associated therewith, whether Purchaser did or did not have any reason to know of a loss that may result from any general or particular requirement of Seller.

Section 11. Cumulative Rights; Waivers. All rights, remedies and powers granted to Factor in this Agreement, or in any other instrument or agreement given to Seller or Factor or otherwise available to Factor in equity or at law, are cumulative and may be exercised singularly or concurrently with such other rights as Factor may have. These rights may be exercised from time to time as to all or any part of the Purchased Accounts purchased hereunder or the Collateral as Factor in its discretion may determine. In the event that any part of this transaction between Seller and Factor is construed to be a loan from Factor to Seller, any advances or payments made as the Purchase Price for all Purchased Accounts shall be secured by the Purchased Accounts and the Collateral and Factor shall have all rights and remedies available to Factor in addition to its rights and remedies hereunder. Factor may not be held to have waived its rights and remedies unless the waiver is in writing and signed by Factor. A waiver by Factor of a right, remedy or default under this Agreement on one occasion is not a waiver of any right, remedy or default on any subsequent occasion. Any failure by Factor to exercise, or any delay by Factor of such right or any other right, nor in any manner impair the subsequent exercise by Factor of any of its rights.

Section 12. Notices. Any notice or communication with respect to this Agreement shall be given in writing, sent by (i) personal delivery, or (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, or (iv) prepaid telegram, telex or telecopy, addressed to each party hereto at its address set forth below or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram, telex or telecopy, upon receipt.

Section 13. Term. The Original Term of this Agreement shall be from the date hereof until April 30, 2009, provided that this Agreement shall be extended automatically on a six (6) month basis thereafter, unless written notice of termination is given by one party hereto to the other party hereto at least sixty (60) days, but not more than ninety (90) days, prior to the end of the Original Term or any extension thereof. Should Seller terminate this Agreement for any reason prior to the end of any Term, Seller shall pay Factor an early termination fee equal to Factor's average monthly commission and/or deficiency charges for the preceding six (6) month period, or the entire period from the date of this Agreement if the preceding period is less than six (6) months, multiplied by the number of months remaining in the Term. Any such notice of termination, however, and notwithstanding payment in full of all Obligations by Seller, is conditioned on Seller's delivery, to Factor, of a general release in a form reasonably satisfactory to Purchaser. Seller understands that this provision constitutes a waiver of its rights under Section 9-513 of the UCC. Factor shall not be required to record any terminations or satisfactions of any of Factor's liens on the Collateral unless and until Seller has executed and delivered to Factor said general release and Seller shall have no authority to do so without Factor's express written consent. Any termination of this Agreement shall not affect Factor's security interest in the Collateral and Factor's ownership of the Purchased Accounts, and this Agreement shall continue to be effective, until all transactions entered into and obligations incurred hereunder have been completed and satisfied in full. Notwithstanding anything to the contrary, and assuming no default by Seller in which event Factor may terminate without notice, Factor may terminate this Agreement at any time by giving not less than thirty (30) days notice in which event, Seller shall not be obligated to pay any Termination Fee.

Section 14. Attorney's Fees. Seller agrees to reimburse Factor upon demand for all reasonable attorney's fees, court costs and other expenses incurred by Factor in preparation, negotiation and enforcement of this Agreement and protecting or enforcing its interest in the Accounts or the Collateral, in collecting the Accounts or the Collateral, or in the representation of Factor in connection with any bankruptcy case or insolvency proceeding involving Seller, the Collateral, any Account Debtor or any Accounts including any defense of any Avoidance Claims. Seller hereby authorizes Factor, at Factor's sole discretion, to deduct such fees, costs and expenses from the Required Reserve Account or may make demand therefore. Notwithstanding the existence of any law, statute or rule, in any jurisdiction which may provide Seller with a right to attorney's fees or costs, Seller hereby waives any and all rights to hereafter seek attorney's fees or costs hereunder and Seller agrees that Factor exclusively shall be entitled to indemnification and recovery of any and all attorney's fees or costs in respect to any litigation based hereon, arising out of, or related hereto, whether under, or in connection with, this and/or any agreement executed in conjunction herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party.

Section 15. Indemnity. Seller hereby indemnifies and agrees to hold harmless and defend Factor from and against any and all claims, judgments, liabilities, fees and expenses (including attorney's fees) which may be imposed upon, threatened or asserted against Factor at any time and from time to time in any way connected with this Agreement or the Collateral. The foregoing indemnification shall apply whether or not such indemnified claims are in any way or to any extent owed, in whole or in part, under any claim or theory of strict liability, or are caused, in whole or in part, by any willful negligent act or omission of Factor.

Section 16. Severability. Each and every provision, condition, covenant and representation contained in this Agreement is, and shall be construed to be, a separate and independent covenant and agreement. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of the Agreement shall not be affected thereby.

Section 17. Parties in Interest. All grants, covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Seller may not delegate or assign any of its duties or obligations under this Agreement without the prior written consent of Factor. Factor reserves the right to assign its rights and obligations under this agreement in whole or in part to any person or entity.

Section 18. Governing Law: Submission to Process and Venue. This agreement shall be deemed a contract made under the laws of the State of Arizona and shall be construed and enforced in accordance with and governed by the internal laws of the State of Arizona, without reference to the rules thereof relating to conflicts of law. Seller hereby irrevocably submits itself to the exclusive jurisdiction of the state and federal courts located in either Arizona or California, and agrees and consents that service of process may be made upon it in any legal proceeding relating to this agreement, the purchase of Accounts or any other relationship between Factor and Seller by any means allowed under state or federal law. Any legal proceeding arising out of or in any way related to this Agreement, the purchase of Accounts or any other relationship between Factor and Seller shall be brought and litigated in any the state or federal courts located in the State of Arizona in any county in which Factor has a business location, the selection of which shall be in the exclusive discretion of Factor. Seller hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, that any such proceeding, is brought in any inconvenient forum or that the venue thereof is improper.

Section 19. Complete Agreement. This Agreement, the written documents executed pursuant to this Agreement, if any, and the acknowledgment delivered in connection herewith set forth the entire understanding and agreement of the parties hereto with respect to the transactions contemplated herein and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

Section 20. Miscellaneous.

         (a) Seller acknowledges that there is no, and it will not seek or attempt to establish any, fiduciary relationship between Factor and Seller, and Seller waives any right to assert, now or in the future, the existence or creation of any fiduciary relationship between Factor and Seller in any action or proceeding (whether by way of claim, counterclaim, crossclaim or otherwise) for damages.

         (b) This Agreement shall be deemed to be one of financial accommodation and not assumable by any debtor, trustee or debtor-inpossession in any bankruptcy proceeding without Factor's express written consent and may be suspended in the event a petition in bankruptcy is filed by or against Seller.

         (c) In the event Seller's principals, officers or directors form a new entity, whether corporate, partnership, limited liability company or otherwise, similar to that of Seller during the term of this Agreement, such entity shall be deemed to have expressly assumed the obligations due Factor by Seller under this Agreement. Upon the formation of any such entity, Factor shall be deemed to have been granted an irrevocable power of attorney with authority to execute, on behalf of the newly formed successor business, a new UCC-1 or UCC-3 financing statement and have it filed with the appropriate secretary of state or UCC filing office. Factor shall be held-harmless and be relieved of any liability statement or the resulting perfection of a lien in any of the successor entity's assets. In addition, Factor shall have the right to notify the successor entity's account debtors of Factor's lien rights, its right to collect all Accounts, and to notify any new Factor or lender who has sought to procure a competing lien of Factor's right is in such successor entity's assets.

         (d) Seller expressly authorizes Factor to access the systems of and/or communicate with any shipping or trucking company in order to obtain or verify tracking, shipment or delivery status of any Goods regarding a Purchased Account.

         (e) Seller's principal(s) acknowledge that the duty to accurately complete each Schedule of Accounts is critical to this Agreement and as such all obligations with respect thereto are non- delegable. Each of Seller's principal(s) acknowledge that he/she shall remain fully responsible for the accuracy of each Schedule of Accounts delivered to Factor regardless of who is delegated the responsibility to prepare and/or complete such Schedule of Accounts.

         (f) Seller shall indemnify Factor from any loss arising out of the assertion of any Avoidance Claim. Seller shall notify Factor within two business days of it becoming aware of the assertion of an Avoidance Claim.

         (g) Seller agrees to execute any and all forms (i.e. Forms 8821 and/or
2848) that Factor may require in order to enable Factor to obtain and receive tax information issued by the Department of the Treasury, Internal Revenue Service, or receive refund checks.

         (h) In an event of default, and in order to satisfy any of the Obligations, Seller (as Receiver) authorizes Purchaser (as Originator) to initiate electronic debit entries to Payment Processors through the Automated Clearing House Network to any Receiving Depository Financial Institution where a deposit account is maintained by Seller.

Section 21. Waiver of Jury Trial, Punitive and Consequential Damages, Etc. Seller and Factor hereby (a) irrevocably waive any right either may have to a trial by jury in respect of any litigation directly or indirectly at any time arising out of, under or in connection with this Agreement or any transaction contemplated hereby or associated herewith; (b) Seller irrevocably waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such litigation any special, exemplary, punitive or consequential damages, or damages other than, or in addition to, actual damages and Seller hereby releases and exculpates Factor, its officers, employees and designees, from any liability arising from any acts under this Agreement or in furtherance thereof whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for gross negligence or willful misconduct ; (c) and Seller certifies that no party hereto nor any representative or agent or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers; and (d) Seller acknowledges that Factor has been induced to enter into this Agreement and the transactions contemplated hereby, in part, as a result of the mutual waivers and certifications contained in this Section.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

         In Witness Whereof, the parties have set their hands and seals on the day and year first hereinabove written.

                                      REXFORD FUNDING LLC


                                      By:  /s/ William F. Elliott
                                           -------------------------------------
                                      Name: William F. Elliott
                                      Title: President

                                      Address: 2301 Rosecrans Avenue, Ste. 4110
                                               El Segundo, CA 90245



                                      I/OMAGIC CORPORATION


                                      By:  /s/ Tony Shahbaz
                                           -------------------------------------
                                      Name:  Tony Shahbaz
                                      Title: President, CEO

                                      Address: 4 Marconi
                                               Irvine, CA 92618

                                  EXHIBIT "1.1"

             Definitions to Sale of Accounts and Security Agreement
               dated October 24, 2008 between Rexford Funding LLC
                            and I/0MAGIC Corporation

         "Account(s)" includes a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of or (ii) for services rendered or to be rendered.

         "Account Debtor" or "Customer" means any Person who is obligated on an Account, Chattel Paper or General Intangible.

         "Advance" means amounts advanced by Factor to the Seller under this Agreement.

         "Agreement" means the Sale of Accounts and Security Agreement, including the Exhibits and any Schedules hereto, and all amendments, modifications and supplements hereto and thereto and restatements hereof and thereof.

         "Application" means each application made by Seller in connection with this Agreement.

         "Avoidance Claim" means any claim that any payment received by Factor from or for the account of an Account Debtor is avoidable under the Bankruptcy Code or any other debtor relief statute.

         "Chattel Paper" means a record or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods.

         "Collateral" means and includes all of the Sellers' right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising: All Accounts and Proceeds, and, with respect thereto, all Chattel Paper; Commercial Tort Claims; Deposit Accounts; Documents; ; General Intangibles; Goods (including but not limited to all files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof); Letters of Credit and Letter of Credit rights; and all Supporting Obligations.

         "Commercial Tort Claim" means a claim arising in tort with respect to which: (A) The claimant is an organization; or (B) The claimant is an individual and the claim: (i) arose in the course of the claimant's business or profession; and (ii) does not include damages arising out of personal injury to or the death of an individual.

         "Date of Collection" means the date a check, draft or other item representing payment on an invoice is received by Factor.

         "Default" means any of the events specified in Section 10 of this Agreement that, with the passage of time or giving of notice or both, would constitute an Event of Default.

         "Deposit Account" means any demand, time, savings, passbook or like account maintained with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a certificate of deposit that is an instrument under the UCC.

         "Dispute or Disputed Account" means any claim, whether or not provable, bona fide, or with or without support, made by an Account Debtor as a basis for refusing to pay a Purchased Account, either in whole or in part, including, but not limited to, any contract dispute, charge back, credit, right to return Goods, or other matter which diminishes or may diminish the dollar amount or timely collection of such Account.

         "Documents" means a document of title or a receipt of the type described in UCC 7-201(2).

         "Equipment" means Goods other than Inventory.

         "Event of Default" means any of the events specified in Section 10 of this Agreement.

         "Financial Inability to Pay" means an Account Debtor's insolvency such that the value of its assets are exceeded by its fixed, liquidated and non-contingent liabilities.

         "Financing Statement" means each Uniform Commercial Code financing statement naming the Factor as purchaser/secured party and the Seller as Seller/debtor, in connection with this Agreement.

         "Full Recourse" means that each Account(s) assigned to and purchased by Factor is with full recourse to Seller and at Seller's sole credit risk.

         "GAAP" means generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Person referred to.

         "General Intangible" means any personal property, including things in action, other than Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Goods, Inventory, Investment Property, Letters of Credit rights, Letters of Credit and Money. Payment Intangibles and software, however, are included.

         "Goods" means all things that are movable when a security interest attaches. The term does not include Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, General Intangibles, Instruments, Investment Property, Letter of Credit Rights, Letters of Credit or Money.

         "Instrument" means a negotiable instrument or any other writing that evidences a right to the payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in ordinary course of business is transferred by delivery with any necessary endorsement or assignment. The term does not include (i) Investment Property, (ii) Letters of Credit, or (iii) writings that evidence a right to payment arising out of the use of a credit or charge card or information contained on or for us with the card.

         "Interest Rate" means the Prime Rate as reported in the Wall Street Journal, plus one percent (1%), but in no case less than 5.5%.

         "Inventory" means Goods which are leased by Seller as lessor, are held by Seller for sale or lease or to be furnished under a contract of service or raw materials, work in process, or materials used or consumed in Seller's business.

         "Investment Property" means a security, whether certificated or uncertificated, security entitlement, securities account, commodity contract, or commodity account.

         "Letter of Credit Right" a right to payment or performance under a Letter of Credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance. The term does not include the right of a beneficiary to demand payment or performance under a Letter of Credit.

         "Lien" means, as applied to the property of any Person, the filing of, or any agreement to give, any financing statement under the UCC or its equivalent in any jurisdiction.

         "Maximum Line Amount" means one million dollars ($1,000,000).

         "Misdirected Payment Fee" means fifteen percent (15%) of the amount of any payment on account of a Purchased Account which has been received by Seller and not delivered in kind to Factor on the next business day following the date of receipt by Seller.

         "Net Invoice Amount" means the invoice amount of the Purchased Account, less returns (whenever made), all selling discounts (at Factor's option, calculated on shortest terms), and credit or deductions of any kind allowed or granted to or taken by the customer at any time.

         "Obligations" means all present and future obligations owing by Seller to Factor whether or not for the payment of money, whether or not evidenced by any note or other instrument, whether direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, whether arising before, during or after the commencement of any Bankruptcy Case in which Seller is a Debtor, including but not limited to any obligations arising pursuant to letters of credit or acceptance transactions or any other financial accommodations.

         "Original Term" means the term of this Agreement as reflected in section 13 and "Term" means the Original Term and any extensions thereof.

         "Person" means an individual, corporation, partnership, association, trust or unincorporated organization or a government or any agency or political subdivision thereof.

         "Purchase Price" means the price that Factor pays Seller for each Purchased Account which price shall equal the Net Invoice Amount less Factor's factoring commission.

         "Purchased Account(s)" means an Account which is deemed acceptable for purchase as determined by Factor in the exercise of its reasonable sole credit or business judgment and for which Factor has made payment of the sum specified in Section 2 of the Agreement constituting Factor's acceptance of an Account.

         "Reserve Account" means a bookkeeping account on the books of the Factor representing an unpaid portion of the Purchase Price, maintained by Factor to ensure Seller's performance with the provisions hereof.

         "Reserve Percentage" means twenty five (25%), except Staples which shall be forty percent (40%) of the face amount of the Purchased Accounts and as such percent may change in accordance herewith.

         "Reserve Shortfall" means the amount by which the Reserve Account is less than the Required Reserve Amount.

         "Required Reserve Amount" means the Reserve Percentage multiplied by the unpaid balance of all Purchased Accounts.

         "Schedule of Accounts" - a form supplied by Factor from time to time wherein Seller lists those Accounts it requests Factor purchase under the terms of this Agreement.

         "Security Interest" means the Liens of Factor on and in the Collateral affected hereby or pursuant to the terms hereof or thereof.

         "Supporting Obligation" means a Letter of Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel paper, a Document, a General Intangible, an Instrument, or Investment Property.

         "Termination Fee" means a fee payable to Factor in the event Seller terminates this Agreement prior to maturity of the Original Term or Term of this Agreement.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Arizona.

              Exhibit 2(b) Schedule of Accounts Sold/Bill of Sale

Client's Name: 1/0Magic Corporation                   Schedule Number _________

Page ___ of _____  Date ________________  200_


Invoice  Invoice    Name of Account                   Invoice
Date     Number       Debtor          Location         Amount

-------------------------------------------------------------------

-------------------------------------------------------------------

-------------------------------------------------------------------
TOTAL:
--------------------------------------------------------------------



ASSIGNMENT:

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned for value received has sold transferred and assigned and does hereby sell, transfer and assign to Rexford Funding, LLC (hereinafter called the "Buyer"), its successors and assigns, in accordance with the provision of that certain Sale of Accounts and Security Agreement heretofore duly executed and delivered by the undersigned and duly accepted by the Buyer, and any amendments thereto (hereinafter called the "Agreement"), each Account, listed hereon, and all right, title and interest of the undersigned in and to such Account(s) and in and to all merchandise, the sale of which shall have given rise to such Account(s), including all of the undersigned's right of stoppage in transit replevin and reclamation as an unpaid vendor. Each Account is made a part hereof as if attached or incorporated herein for specific terms, conditions, provisions and description of said Account(s).

         For the purpose of inducing the Buyer to purchase such Account(s), the undersigned hereby reaffirms all warranties under the Agreement applicable to such Account(s) and account debtors. In the event of any breach of any such warranty, the Buyer, its successors and assigns, shall have such rights, inter alia, as are provided in the Agreement.


                                                          EXHIBIT "4(e)"
                                                          DISCLOSED LIENS

------------------------------------------------------------------------------------------------------------------------------------
                                                           Date/Time  Initial Filing
Secured Parties                  Secured Parties Address   of Filing     Number       Filing Description        Collateral
------------------------------------------------------------------------------------------------------------------------------------
Dell Financial Services L.P.     12234 N. IH-35, Bldg. B,  1/4/2007   2007000404-2   Initial Financing Statement  Servers
                                 Austin TX 75753
------------------------------------------------------------------------------------------------------------------------------------
Dell Financial Services L.P.     12234 N. IH-35, Bldg. B,  1/25/2007  2007002543-8   Initial Financing Statement Servers
                                 Austin TX 75753
------------------------------------------------------------------------------------------------------------------------------------
Dell Financial Services L.P.     12234 N. IH-35, Bldg. B,  1/7/2007   2008000500-8   Initial Financing Statement Servers
                                 Austin TX 75753
------------------------------------------------------------------------------------------------------------------------------------
General Electric Capital         10 Riverview Drive,      3/12/2007   4482077-001    UUC Financing Statement     1 - Cosmos/0KW
Corporation                      Danbury, CT 06810                                                               RF sealing machine
------------------------------------------------------------------------------------------------------------------------------------
CIT Communications Finance Corp. 1 CIT Drive,             2/2/2007    23,608,688     UCC Financing Statement     Telephone
                                 Livingston, NJ 07039                                                            equipment
------------------------------------------------------------------------------------------------------------------------------------

                                  EXHIBIT 4(m)

            STATEMENT OF AUTHORIZED SIGNATURES FOR SALE/ASSIGNMENT OF
                                    ACCOUNTS
Gentlemen:

         This is to advise you that the persons whose signatures appear below are hereby authorized to execute, on behalf of the undersigned corporation, any Schedule of Accounts Sold/Bill of Sale of accounts pursuant to the terms of the Sale of Accounts and Security Agreement between Rexford Funding, LLC and I/OMagic Corporation dated as of October 24, 2008, and you are hereby authorized to accept the said signatures of such persons until such authorization is revoked in writing. Each of the persons below have been advised that the execution of the Schedule of Accounts Sold is a non-delegable duty and that each is deemed to have made the representations, warranties and covenants as provided in the Sale of Accounts and Security Agreement with each Schedule.

                                               Very truly yours,

                                               I/OMagic Corporation

                                               By: /s/ Tony Shahbaz
                                                  ------------------
                                                  Tony Shahbaz, CEO


                                              Date: _____________, 2008.

AUTHORIZED SIGNATURES:


/s/ Thomas L. Gruber                          /s/ Thomas L. Gruber
------------------------------                -------------------------
Typed or Printed Name                                Signature

Seldon Reese                                  /s/ Seldon Reese
------------------------------                -------------------------
Typed or Printed Name                                Signature